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                                   EXHIBIT 11

                             AMSOUTH BANCORPORATION

             STATEMENT RE: COMPUTATION OF EARNINGS PER COMMON SHARE

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
                                                                 THREE MONTHS
                                                                ENDED MARCH 31
                                                                ---------------
                                                                 1995    1994
                                                                ------- -------
                                                              (IN THOUSANDS EXCEPT
                                                                PER SHARE DATA)
Net income..................................................... $40,110 $38,974
                                                                ======= =======
Average shares of common stock outstanding.....................  58,103  54,332
                                                                ======= =======
Earnings per common share...................................... $  0.69 $  0.72
                                                                ======= =======
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